Exhibit 10.3

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Vinay Shah (“Employee”) and Aravive, Inc. (“Aravive”, or the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an offer letter with the Company dated March 26, 2020 (“Offer Letter”);

WHEREAS, Employee signed an Employee Confidential Information and Inventions Assignment Agreement on March 26, 2020 (the “Confidentiality Agreement”), attached hereto as Exhibit A, and the Parties entered into an Indemnification Agreement, dated October 18, 2018 (the “Indemnification Agreement”), attached hereto as Exhibit B;

WHEREAS, the Company offered Employee to enter into the Stock Option Grant Notice and Agreements granting Employee the option to purchase 19,380, 38,001, 19,000, 19,000, 38,000, 34,826, 60,000 and 175,000 shares of the Company’s common stock, respectively (the “Option Awards”) subject to the terms and conditions of the Aravive, Inc. 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”), the Aravive, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) and the Aravive, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) (the 2010 Equity Incentive Plan, the 2017 Equity Incentive Plan and the 2019 Equity Incentive Plan are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 31, 2021) and the Stock Option Agreement, all as modified herein (collectively the “Option Agreements”);

WHEREAS, Employee separated from employment with the Company effective June 2, 2022 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.        Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under the Acknowledgement of Waiver of Claims under the ADEA section below, the Company agrees as follows:

a.    Payment. The Company agrees to pay Employee a total of Two Hundred Eighty Six Thousand Four Hundred Forty Three Dollars ($286,443), at the rate of Thirty One Thousand Eight Hundred Twenty Seven Dollars ($31,827) monthly, less applicable withholding, for nine (9) months from the first regular payroll date following the date which is four (4) months following the Effective Date, in accordance with the Company’s regular payroll schedule.

b.    COBRA. The Company shall promptly reimburse Employee for the payments Employee makes for COBRA coverage for himself, his spouse and other eligible dependents and the Company’s applicable contribution to the HSA, if the Employee participates in a high deductible plan, provided Employee timely elects and pays for COBRA coverage, for the lesser of: (i) twelve months commencing on the date the later of the Separation Date or the date the Consulting Agreement (as defined below) terminates or (ii) until the date when Employee commences new employment or substantial self-employment (Employee agrees to inform the Company immediately in such event). COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company’s Chief Executive Officer substantiating Employee’s payments for COBRA coverage.

c.    Stock Option Acceleration.  Effective as of immediately prior to the Separation Date, the Board of Directors of the Company (“Board”) has approved and the Company agrees to accelerate the vesting such that all shares subject to the Option Awards shall be vested.

d.    Extended Option Exercise Period. Effective as of immediately prior to the Separation Date, the Board has approved and the Company agrees to extend the period of time for Employee to exercise any vested shares subject to Option Awards, after due effect of 1c. above, until the earlier of (i) the expiration date of the Option Awards, (ii) the tenth (10th) anniversary of the date of grant of the Option Awards, (iii) thirty-six (36) months from the Separation Date; or (iv) the occurrence of a Change of Control (as defined in the Company’s 2019 Equity Incentive Plan) unless assumed in a Change of Control transaction. The Option Awards will continue to be governed by the terms of the Company’s 2010 Equity Incentive Plan, 2017 Equity Incentive Plan and 2019 Equity Incentive Plan. If Employee accepts this Agreement, Employee acknowledges and agrees that Employee’s stock option(s) have/has been modified by the provisions of this Agreement and that, as a result of the tax rules applicable to incentive stock options, the option(s) that was/were intended to qualify as an incentive stock option may hereafter be treated as a nonstatutory stock option. Employee has been advised to seek independent tax advice of the consequences of such modification. Employee may exercise the Option Awards option pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the 2019 Equity Incentive Plan.

e.    Consulting Services.  If Employee timely, but no earlier than the Separation Date, executes and does not revoke this Agreement and complies with Employee’s obligations hereunder, the Company will offer Employee the Consulting Agreement attached as Exhibit C (the “Consulting Agreement”) in consideration of Employee’s fulfillment of all of its terms and conditions.  If Employee executes the Consulting Agreement on or before the Separation Date, Employee will begin Employee’s consulting relationship effective as of the Separation Date. If Employee  does not execute this Agreement, or executes but then revokes Employee’s acceptance of this Agreement, then the Consulting Agreement will automatically terminate, as described therein.

f.    General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee acknowledges and agrees that Option Awards are the only equity awards issued to Employee. Employee acknowledges and agrees that he has no rights or interest in any shares subject to the Option Awards, other than those shares either already vested or accelerated by the terms of this Section 1.

2.        Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health, dental and vision insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

3.        Payment of Salary and Receipt of All Benefits. Except for accrued but unpaid salary for the final pay period, accrued but unused vacation days as of the Separation Date, and outstanding expense reimbursement requests for reasonable Company-related business expenses, all of which shall be paid as soon as practicable after the Separation Date, Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. For avoidance of doubt, Employee shall retain his right to his vested 401(k) account balance.

4.        Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, Aravive Biologics, Inc. (Delaware), and their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Separation Date, including, without limitation:

a.         any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.         any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.         any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.         any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Emergency Family and Medical Leave Expansion Act; the Emergency Paid Sick Leave Act; California Fair Employment and Housing Act, as amended, Cal. Govt. Code § 12900 et seq.; Unruh Civil Rights Act, as amended, Cal. Civil Code § 51; Moore-Brown-Roberti Family Rights Act, as amended, Cal. Govt. Code § 12945.1 et seq.; California Pregnancy Disability Leave Law, as amended, Cal. Govt. Code § 12945; the California Constitution; any applicable California Industrial Welfare Commission Wage Order; California Access to Personnel Files Law, as amended, Cal. Lab. Code § 1198.5; California Arrest History Law, Cal. Lab. Code § 432.7-432.8; California Equal Pay Law, Cal. Lab. Code § 1197.5 et seq.; California Ban the Box Law, Cal. Lab. Code § 432.9; California Sex Offender Discrimination Law, Cal. Penal Code § 290.46; California Job Reference Disclosures Law, Cal. Lab. Code § 1050 et seq.; Annual Pay Data Report, Cal. Lab. Code § 160; California Crime Victim Leave Law, Cal. Lab. Code § 230, 230.1 & 230.5; California Nursing Mothers Break Time Law, Cal. Gov’t Code § 12970 & Cal. Code Regs. tit. 2, § 7286.9; California Military Leave Law, Cal. Mil. & Vet. Code §§ 394.5-395.9; California Organ and Bone Marrow Donation Leave Law, Cal. Lab. Code §§ 1508-1513; California Overtime Law, Cal Lab Code § 515 et seq.; Cal. Labor Code § 2699 et seq.; California Plant Closing Law, Cal. Lab. Code § 1400 et seq.; California Security Breach Notification Requirements, as amended, Cal. Civ. Code § 1798.29; California Social Security Number Privacy Law, Cal. Lab. Code § 226; California Wage Payment Law, Cal. Lab. Code § 200 et seq.; California Employee Personal Information Protection Act, Cal. Lab. Code § 1024.6; California Occupational Safety and Health Act, Cal. Lab. Code § 226.7; California Family Rights Act (Cal. Govt. Code § 12945.1 et seq.); California Wage Theft Prevention Act of 2011, Cal. Labor Code § 2810.5 et seq.; California Healthy Workplace Healthy Family Act of 2014, Cal. AB 1522; Cal. Labor Code §§ 226 and 246; California Anti-Retaliation law, Cal. Labor Code §§ 98.7, 1102.5, 1102.61, and 1103.62;

e.         any and all claims for violation of the federal or any state constitution;

f.         any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.         any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.         any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not waive any rights of Employee, or any obligations of the Company: (1) under this Agreement; (2) that cannot be released as a matter of law, including any Protected Activity (as defined below); (3) regarding unemployment compensation benefits or workers’ compensation benefits; (4) regarding indemnification, contribution, advancement or payment of related expenses pursuant to the Company’s Bylaws or other organizing documents, under any written agreement between the Parties (including the Indemnification Agreement), or under applicable law, in each case as applicable; (5) regarding insurance coverage under any directors and officers liability insurance, other insurance policies of Employer, COBRA, or any similar state COBRA law; (6) regarding any benefits vested and non-forfeitable as of the Separation Date under any stock or other employee benefit plan with the Company; (7) in Employee’s capacity as a shareholder of the Company, if applicable; and (8) any claims arising after the date Employee signs this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.        California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6.        Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) against the Releasees, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.        Resignation on Termination. Employee agrees that Employee’s execution of this Agreement shall serve as Employee’s resignation, effective as of the Separation Date, from any directorships, offices, or other positions that Employee holds in the Company or any affiliate. Employees confirms that Employee’s resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

8.        No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Parties represent that neither Party intends to bring any claims on their own behalf or on behalf of any other person or entity against the other Party or, in the case of Employee, against any of the other Releasees.

9.        [RESERVED].

10.      Code Section 409A.

a.         The Parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to be exempt from or to otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent applicable thereto. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be interpreted and construed consistent with this intent. Although the Company intends to administer this Agreement so that it will be exempt from, or otherwise comply with the requirements of Section 409A, the Company does not represent or warrant that this Agreement will be exempt from or otherwise comply with Section 409A, or any similar provisions of state or local laws. Neither the Company, its affiliates, nor their respective directors, officers, employees or advisors shall be liable to Employee (or any individual claiming a benefit through Employee) for any tax, interest, or penalties that Employee may owe as a result of compensation or benefits paid under this Agreement, and the Company and its affiliates shall have no obligation to indemnify, reimburse, or otherwise protect Employee from the obligation to pay any taxes pursuant to Code Section 409A or otherwise.

b.         Employee’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

11.    Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Employee agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company. For the avoidance of doubt, notwithstanding any other provision herein or in any other agreement between Employee and the Company, following the Separation Date, Employee may retain, in hardcopy and/or electronic format, and use the Microsoft Outlook Contacts and similar contact information maintained by his as of the Separation Date.

12.    No Third Party Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.    Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

14.    Nondisparagement. Employee agrees not to disparage the Company or the Company’s officers, directors, employees, parents, and subsidiaries, in any manner likely to be harmful to them or their business, business reputation, or personal reputation, and the Company agrees that none of its officers or directors will disparage Employee in any manner likely to be harmful to Employee’s business, business reputation or personal reputation; provided that both Employee and the Company’s officers and directors may respond accurately and fully to any question, inquiry, or request for information when required by law, court order or legal process or in connection with a government or regulatory proceeding or investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain Employee in any manner from making disclosures or engaging in any Protected Activity, as described in Section 20 herein. The Parties acknowledge and agree that the obligations of the Company’s officers and directors under this Section shall only apply for so long as each officer and director remains an employee or director of the Company, as applicable. Employee will refer any requests for verification of his employment or an employment reference to the Company’s Chief Executive Officer and, in response to any such request, the Company’s Chief Executive Officer will state only that Employee resigned and provide Employee’s dates of employment and last position held. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

15.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, the Parties acknowledge and agree that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA by Employee, or of any provision of the Confidentiality Agreement shall entitle the non-breaching Party immediately to recover and/or cease providing the consideration provided to the other Party under this Agreement and to obtain damages, as applicable.

16.    No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by anyone of any fault or liability whatsoever to the other Party or to any third party.

17.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION BEFORE A SINGLE, MUTUALLY AGREED, NEUTRAL ARBITRATOR IN SAN DIEGO COUNTY, ADMINISTERED BY THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND ANY OTHER RELIEF AVAILABLE UNDER APPLICABLE LAW IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. IN RESOLVING ANY MATTER SUBMITTED TO ARBITRATION, THE ARBITRATOR SHALL STRICTLY FOLLOW THE SUBSTANTIVE LAW APPLICABLE TO THE DISPUTE, CLAIM OR CONTROVERSY AND THE ARBITRATOR’S AUTHORITY AND JURISDICTION SHALL BE LIMITED TO DETERMINING THE DISPUTE IN CONFORMITY WITH APPLICABLE LAW AS TO LIABILITY, DAMAGES AND REMEDIES, TO THE SAME EXTENT AS IF THE DISPUTE WAS DETERMINED BY A COURT WITHOUT A JURY. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19.    Authority; Successors. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. This Agreement and all rights hereunder will inure to the benefit of, be enforceable by, and binding on the Parties and their heirs, agents, representatives, successors and assigns. The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

20.    Protected Activity. Employee understands that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity, provided, however, that Employee agrees not to seek or accept any monetary award from such a proceeding (except with respect to proceedings before the Securities and Exchange Commission). For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), or discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information to Government Agencies as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

21.    No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

22.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.    Waiver of Statutory Information Rights.  Employee hereby waives any current or future rights Employee may have under Section 220 of the Delaware General Corporation Law (and similar rights under other applicable law) to inspect, or make copies and extracts from, the Company’s stock ledger, any list of its stockholders, or any other books and records of the Company or any of its affiliates or subsidiaries, in Employee’s capacity as a holder of stock, shares, units, options, or any other equity instrument.

24.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.    Entire Agreement. This Agreement and its exhibits represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Offer Letter, with the exception of the Confidentiality Agreement, Indemnification Agreement, and Option Agreements. In the event of any conflict between any of the terms in this Agreement and the terms of any other surviving agreement between the Parties, the terms of this Agreement will be controlling.

26.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in the State of California.

28.    Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, within twenty one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.

30.    Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)         Employee has read this Agreement;

(b)         Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)         Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)         Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

VINAY SHAH, an individual

Dated: June 2, 2022	/s/ Vinay Shah
Vinay Shah

ARAVIVE, INC.

Dated: June 2, 2022	By: /s/ Gail McIntyre
Name: Gail McIntyre
Title: Chief Executive Officer

EXHIBIT A

[CONFIDENTIALITY AGREEMENT]

EXHIBIT B

[INDEMNIFICATION AGREEMENT]

EXHIBIT C

CONSULTING AGREEMENT